UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 28, 2023

ESS TECH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip code)
(855) 423-9920
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWH	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	GWH.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 28, 2023, the Board of Directors (the “Board”) of ESS Tech, Inc. (the “Company”) approved an increase in the size of the Board from seven to eight directors. Michael R. Niggli resigned as Chairman of the Board and the Board appointed Harry Quarls as a member of the Board and as Chairman of the Board. Mr. Quarls will serve as a Class II director with an initial term expiring at the Company’s 2026 Annual Meeting of Stockholders or upon his earlier death, resignation or removal. Mr. Niggli will continue to serve as a member of the Board with the designated title of Founding Chairman, as a member of the audit committee of the Board and as a member of the nominating and corporate governance committee of the Board.
There is no arrangement or understanding between Mr. Quarls and any other person pursuant to which he was appointed as a director of the Company. Additionally, there is no transaction between Mr. Quarls and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Quarls is independent under the listing standards of the New York Stock Exchange.
The Company will also enter into an indemnity agreement with Mr. Quarls in the same form as its standard form of indemnity agreement with its other directors. The description of Mr. Quarls’ indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached as Exhibit 10.2 to the Company’s Form 8-K filed on October 15, 2021.
In connection with Mr. Quarls’ appointment as a director and Chairman of the Board, Mr. Quarls received (i) an initial grant of restricted stock units (“RSUs”) having an aggregate fair value on the date of grant of $200,000, which will vest in equal 1/3 installments on each anniversary of the date of grant, subject to Mr. Quarls’ continuous service with the Company, and (ii) a supplemental initial grant of options to purchase a number of shares equal to the initial award multiplied by 1.5, which will vest in equal 1/3 installments over three years, subject to Mr. Quarls’ continuous service with the Company. On the first annual meeting of the Company’s stockholders following his appointment, Mr. Quarls will be eligible to receive an annual award of RSUs having an aggregate fair value on the date of grant of $300,000, which will vest on the first anniversary of the date of grant, subject to Mr. Quarls’ continuous service with the Company. Further, in accordance with the Company’s outside director compensation policy, Mr. Quarls will receive an annual base retainer of $50,000 paid in quarterly installments for his service on the Board and additional cash fees of $25,000 paid in quarterly installments for his service as Chairman of the Board.
Item 7.01    Regulation FD Disclosure.
A copy of the press release announcing the appointment of Harry Quarls is attached hereto as Exhibit 99.1 and incorporated herein by reference. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.
99.1	Press Release
104	Cover page interactive data file

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: August 28, 2023

ESS TECH, INC.

By:	/s/ Anthony Rabb
Name:	Anthony Rabb
Title:	Chief Financial Officer